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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) April 5, 1999
                                                ---------------


                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)




              MICHIGAN               33-37977                38-2726166
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(State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)    File Number)          Identification No.)




100 PROGRESS PLACE, MIDLAND, MICHIGAN                            48640
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (517) 839-6000
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ITEM 5.   OTHER EVENT

Recent Developments with Respect to the Settlement of Outstanding PPA Related Issues with Consumers Energy Company (Consumers)

As discussed in Part I, Item 1, Section G, "Regulation - MPSC and Other Proceedings Relating to Capacity and Energy Charges," Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook - Energy Payments Under the PPA" and Note 8 - Contingencies to the Consolidated Financial Statements in the Annual Report on Form 10-K of Midland Cogeneration Venture Limited Partnership ("MCV") for the fiscal year ended December 31, 1998, MCV and Consumers had unresolved issues under the Power Purchase Agreement ("PPA"). On April 5, 1999, MCV and Consumers entered into a settlement agreement ("Settlement Agreement"), effective January 1, 1999, which resolves all pending disputed issues identified in the above-referenced sections of MCV's 10-K including the Jurisdictional Issue, the off-peak cap issue, issues associated with the 325 MW Settlement Order and the 1998 PSCR rate freeze. MCV recognized a one-time net $6.4 million in operating revenues in the first quarter of 1999 based upon the resolution of these issues. On an ongoing basis, the Settlement Agreement is not expected to materially affect MCV's earnings and cash flow in future years

On April 5, 1999, MCV and Consumers also entered into a Summer Peaking Call Option Agreement for the sale of 110 MW of electricity from the MCV facility in addition to the 1240 MW under the PPA. The initial term of this agreement runs from April 1, 1999 to December 31, 2001, with the option of being extended to December 31, 2007. The option months during each of the contract years in which energy may be delivered are June through September.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       MIDLAND COGENERATION VENTURE
                                            LIMITED PARTNERSHIP



Dated: April 12, 1999                  By /s/ James M. Rajewski
                                         ------------------------------------
                                              James M. Rajewski
                                                Vice President and Controller











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